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                                                                    Exhibit 10.8
















                               DEAN & DELUCA, INC.

                  RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT













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                                                                           PAGE

                                TABLE OF CONTENTS


1.  Certain Definitions.......................................................1
    IPO.......................................................................1
    Seller....................................................................1
    Preferred Holder's Share..................................................1
    Offered Stock.............................................................2
    Right of Co-Sale..........................................................2
    Right of First Refusal....................................................2
    Stock.....................................................................2
    Transfer .................................................................2

2.  Notice of Proposed Transfer...............................................2

3.  Right of First Refusal....................................................2
    The Right.................................................................2
    Purchase Price............................................................3
    Payment  .................................................................3
    Rights as a Stockholder...................................................3
    Seller's Right To Transfer................................................4

4.  Right of Co-Sale..........................................................4
    Right of Co-Sale..........................................................4
    Consummation of Co-Sale...................................................4
    Exceptions................................................................5

5.  [Intentionally Omitted]...................................................5

6.  Refusal to Transfer: Put Right............................................5
    Refusal to Transfer.......................................................5
    Put Right.................................................................5

7.  Restrictive Legend and Stop-Transfer Orders...............................5
    Legend....................................................................5
    Stop Transfer Instructions................................................6
    Transfers.................................................................6

8.  Termination and Waiver....................................................6
    Termination...............................................................6
    Waiver....................................................................6

9.  Miscellaneous Provisions..................................................6



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                                                                          PAGE

    Notice....................................................................6
    Binding on Successors and Assigns:  Inclusion Within Certain Definitions..7
    Severability..............................................................7
    Amendment.................................................................7
    Continuity of Other Restrictions..........................................7
    Governing Law.............................................................7
    Obligation of Company: Binding Nature of Exercise.........................7
    Further Assurances........................................................8
    Conflict .................................................................8
    Counterparts..............................................................8




                                       ii

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                  RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT

         This Right of First Refusal and Co-Sale Agreement (this "AGREEMENT") is entered into as of November 30, 1999 by and among Dean & Deluca, Inc., a Delaware corporation (the "COMPANY"), the holders of shares of the Company's Series A Convertible Preferred Stock (the "SERIES A HOLDERS" or the "PREFERRED HOLDERS"), and those stockholders of the Company who are signatories to this Agreement (the "STOCKHOLDERS" and each individually a "STOCKHOLDER").

                                    RECITALS

         A. The Stockholders currently own capital stock and/or stock options issued by the Company (the "STOCK").

         B. The Series A Holders intend to purchase from the Company shares of its Series A Preferred Stock, pursuant to the Dean & Deluca, Inc. Series A Convertible Preferred Stock Purchase Agreement between the Company and the Series A Holders dated of even date herewith (the "SERIES A PURCHASE AGREEMENT").

         C. To induce the Series A Holders to enter into this Agreement and the Series A Purchase Agreement, each Stockholder has agreed to grant the Series A Holders and the Company certain rights of first refusal with respect to equity securities owned by each Stockholder and any other equity securities of the Company hereafter owned or acquired by each Stockholder.

         D. To induce the Series A Holders to enter this Agreement and the Series A Purchase Agreement, each Stockholder has agreed to grant to the Series A Holders certain rights of co-sale with respect to equity securities owned by each Stockholder and any other equity securities of the Company hereafter owned or acquired by each Stockholder.

         NOW, THEREFORE, in consideration of the mutual promises herein contained, and other consideration, the receipt and adequacy of which hereby is acknowledged, the parties hereto agree as follows:

         1. CERTAIN DEFINITIONS. For purposes of this Agreement, the following terms have the following meanings:

                  (a) "IPO" means the closing of an underwritten public offering of the Company's securities registered under the Securities Act of 1933, as amended.

                  (b) "SELLER" means any Stockholder proposing to transfer
Stock.

                  (c) "PREFERRED HOLDER'S SHARE" means, as to the Right of Co-Sale, the percentage determined by dividing (i) the number of shares of Stock held by the Preferred Holder by (ii) the number of shares of Stock held by the Seller and all Preferred Holders participating in the Right of Co-Sale.



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                  (d) "OFFERED STOCK" means all Stock proposed to be Transferred by the Seller.

                  (e) "RIGHT OF CO-SALE" means all the right of co-sale provided to the Preferred Holders in Section 4 of this Agreement.

                  (f) "RIGHT OF FIRST REFUSAL" means the right of first refusal provided to the Preferred Holders in Section 3 of this Agreement.

                  (g) "STOCK" means and includes all securities and options issued by the Company.

                  (h) "TRANSFER" means and includes any sale, assignment, encumbrance, hypothecation, pledge, conveyance in trust, gift, transfer by bequest, devise or descent, or other transfer or disposition of any kind, including but not limited to transfers to receivers, levying creditors, trustees or receivers in bankruptcy proceedings or general assignees for the benefit of creditors, whether voluntary or by operation of law, directly or indirectly, except:

                           (i) any bona fide pledge if the pledgee executes a
counterpart copy of this Agreement and becomes bound thereby as a Stockholder;
or

                           (ii) any transfers of Stock by a Seller to the
Seller's spouse, lineal descendant or antecedent, father, mother, brother or sister of the Seller, the adopted child or adopted grandchild of the Seller, or the spouse of any child, adopted child, grandchild or adopted grandchild of the Seller, or to a trust or trusts for the exclusive benefit of the Seller or the Seller's family members as described in this Section, or transfers of Stock by the Seller by devise or descent or transfers of Stock to a general or limited partner of the Seller; PROVIDED, THAT, in all cases, the transferee or other recipient executes a counterpart copy of this Agreement and becomes bound thereby as was the Seller.

         2. NOTICE OF PROPOSED TRANSFER. Before any Seller may effect any Transfer of Stock, the Seller must give at the same time to the Company and to the Preferred Holders a written notice signed by the Seller (the "SELLER'S NOTICE") stating (a) the Seller's bona fide intention to Transfer such Offered Stock and the name and address of the proposed Transferee, (b) the number of shares of the Offered Stock, and (c) the bona fide cash price or, in reasonable detail, other consideration, per share for which the Seller proposes to Transfer such Offered Stock (the "OFFERED PRICE"). Upon the request of the Company or any of the Preferred Holders, the Seller will promptly furnish information, to the Company and to the Preferred Holders, as may be reasonably requested to establish that the offer and proposed transferee (the "TRANSFEREE") are bona fide.

         3.       RIGHT OF FIRST REFUSAL.

                  (a)      THE RIGHT.


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                           (i) COMPANY'S INITIAL RIGHT. The Company has the
right of first refusal to purchase all or any part of the Offered Stock, if the Company gives written notice of the exercise of such right to the Seller within fifteen (15) days (the "COMPANY'S REFUSAL PERIOD") after the date of the Seller's Notice to the Company. If the Company desires to purchase less than all of the Offered Stock, within one (1) business day after expiration of the Company's Refusal Period, the Company will give written notice to each Preferred Holder specifying the number of shares of Offered Stock that were not subscribed by the Company exercising its Rights of First Refusal (the "COMPANY'S NOTICE").

                           (ii) PREFERRED HOLDERS' RIGHT. If the Company desires
to purchase less than all of the Offered Stock, the Preferred Holders and their assignees have the right of first refusal to purchase all or any part of the remaining Offered Stock; provided, that each Preferred Holder gives written notice of the exercise of such right to the Seller within thirty (30) days (the "PREFERRED HOLDERS' REFUSAL PERIOD") after the date of the Company's Notice to the Preferred Holders. To the extent the aggregate number of shares the Preferred Holders desire to purchase exceeds the Offered Stock available, each Preferred Holder will be entitled to purchase a fraction of the Offered Stock, the numerator of which is the number of shares of stock held by such Preferred Holder and the denominator of which is the number of Shares of Stock held by all Preferred Holders exercising their Right of First Refusal. If the Company and the Preferred Holders exercise their right to purchase with respect to less than all of the Offered Stock, then none of such exercises of rights shall be effective. Within ten (10) days after expiration of the Preferred Holders' Refusal Period, the Seller will give written notice to the Company and each Preferred Holder specifying the number of shares of Offered Stock that was subscribed by the Preferred Holders exercising their Rights of First Refusal (the "CONFIRMATION NOTICE").

                  (b) PURCHASE PRICE. The purchase price for the Offered Stock to be purchased by the Company or by a Preferred Holder exercising its Right of First Refusal under this Agreement will be the Offered Price, and will be payable as set forth in Section 3(c) hereof. If the Offered Price includes consideration other than cash, the cash equivalent value of the non-cash consideration will be determined by the Board of Directors of the Company in good faith, which determination will be binding upon the Company, each Preferred Holder and the Seller, absent fraud or error.

                  (c) PAYMENT. Payment of the purchase price for the Offered Stock purchased by the Company or by a Preferred Holder exercising its Right of First Refusal will be made within thirty (30) days after the later of (i) the end of the Company's Refusal Period, or (ii) the end of the Preferred Holders' Refusal Period. Payment of the purchase price will be made, at the option of the Company or the exercising Preferred Holder, (x) in cash (by check), (y) by cancellation of all or a portion of any outstanding indebtedness of the Seller to the Company or the Preferred Holder, as the case may be, or (z) by any combination of the foregoing.

                  (d) RIGHTS AS A STOCKHOLDER. If the Company or any Preferred Holder exercises its Right of First Refusal to Purchase the Offered Stock, then, upon the date the notice of such exercise is given by the Company or any Preferred Holder, the Seller will have no further rights as a holder of the Offered Stock except the right to receive payment for the Offered Stock in accordance with the terms of


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this Agreement, and the Seller shall forthwith cause all certificate(s)
evidencing such Offered Stock to be surrendered for transfer to the Company or the Preferred Holder, as the case may be.

                  (e) SELLER'S RIGHT TO TRANSFER. If the Company and each Preferred Holder have not elected to purchase all of the Offered Stock, then, subject to the Preferred Holders' Right of Co- Sale as defined in Section 4 hereof, the Seller may transfer the Offered Stock to any person named as a purchaser or other Transferee in the Seller's Notice, at the Offered Price or at a higher price, provided that such Transfer (i) is consummated within sixty (60) days after the end of the Preferred Holders' Refusal Period, (ii) is on terms no more favorable than the terms proposed in the Seller's Notice and (iii) is in accordance with all the terms of this Agreement. If the Offered Stock is not so Transferred during such thirty (30) day period, then the Seller may not Transfer any of such Offered Stock without complying again in full with the provisions of this Agreement.

         4.       RIGHT OF CO-SALE.

                  (a) RIGHT OF CO-SALE. If the Company and the Preferred Holders have waived or failed to timely exercise their Rights of First Refusal under
Section 3 hereof with respect to the Offered Stock, then, subject to the Preferred Holders' Right of Co-Sale, the Seller may Transfer to the Transferee such Offered Stock, as is specified in the Seller's Notice, by giving written notice to each Preferred Holder within fifteen (15) days after the date of the expiration of the Preferred Holders' Refusal Period (the "RIGHT OF CO-SALE NOTICE"), specifying the date of the Transfer of the Offered Stock to such transferee which shall not occur within fifteen (15) days of the Right of Co-Sale Notice (the "CLOSING"), and the number of shares and type of Stock that the Seller desires to Transfer to the Transferee. If the Seller desires to transfer to the Transferee such Offered Stock, the Preferred Holders shall have the right to require, as a condition to such sale or transfer, that the Transferee purchase from the Preferred Holder instead of the Seller, at the same price per share and on the same terms and conditions as involved in such sale or disposition by the Seller, the number of shares of the Preferred Holder's shares equal to the percentage of the Offered Stock (regardless of whether the Offered Stock consists of preferred stock, common stock or common stock issued upon conversion of Stock) equivalent to the Preferred Holder's Share. This Right of Co-Sale shall not apply with respect to Offered Stock sold or to be sold to Preferred Holders under the Right of First Refusal.

                  (b) CONSUMMATION OF CO-SALE. A Preferred Holder may exercise the Right of Co- Sale by giving notice thereof to the Seller within fifteen (15) days after the Right of Co-Sale Notice. If such notice is given, the Preferred Holder shall deliver to the Seller at or before the Closing, one or more certificates, properly endorsed for Transfer, representing a number of shares not to exceed such Preferred Holder's Share multiplied by the Offered Stock, representing such Stock to be Transferred by the Seller on behalf of the Preferred Holder and such documents as the Seller may request so that the Preferred Holder's sale is on the same terms as the Seller's sale. If the Preferred Holder does not hold a certificate in that series, class or type of stock representing the number of securities to be sold by such Preferred Holder pursuant to this Section 4, then the Company shall promptly issue a certificate representing the proper number of shares to be sold pursuant to this Right of Co-Sale. Following the Closing, the Company shall deliver a certificate for the remaining balance of the securities held by the Preferred Holder, if any, to


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such Preferred Holder. At the Closing, such certificates or other instruments will be Transferred and delivered to the Transferee as set forth in the Right of Co-Sale Notice in consummation of the transfer of the Offered Stock pursuant to the terms and conditions specified in the Right of Co-Sale Notice, and the Seller will remit, or will cause to be remitted, to each participating Preferred Holder, within ten (10) days after such Closing, that portion of the proceeds of the Transfer to which each participating Preferred Holder is entitled by reason of each Preferred Holder's participation in such Transfer pursuant to the Right of Co-Sale.

                  (c) EXCEPTIONS. The provisions of this Section 4 shall not apply unless the Seller is a holder of ten percent (10%) or more of the issued and outstanding capital stock of the Company, on a fully diluted basis, and the Offered Stock constitutes at least ten percent (10%) of the capital stock held by such Seller, on a fully diluted basis.

         5.       [Intentionally Omitted]

         6.       REFUSAL TO TRANSFER: PUT RIGHT.

                  (a) REFUSAL TO TRANSFER. Any attempt by any Stockholder to transfer any Stock in violation of any provision of this Agreement will be void. The Company will not be required (i) to transfer on its books any Stock that has been sold, gifted or otherwise transferred in violation of this Agreement, or
(ii) to treat as owner of such Stock, or to accord the right to vote or pay dividends to any purchaser, donee or other transferee to whom such Stock may have been so transferred.

                  (b) PUT RIGHT. If a Stockholder transfers any Stock in contravention of the Preferred Holders' Right of Co-Sale under this Agreement (a "PROHIBITED TRANSFER"), or if the proposed transferee of Offered Stock is unwilling to purchase any Stock from a Preferred Holder, such Preferred Holder may, by delivery of written notice to such Stockholder (a "PUT NOTICE") within ten (10) days after (i) the Closing as defined in subsection 4(a) above, or (ii) the date on which such Preferred Holder becomes aware of the Prohibited Transfer or the terms thereof, require such Stockholder to purchase from such Preferred Holder, for cash or such other consideration as the Stockholder received in the Prohibited Transfer or at the Closing, a number of shares of Stock (of the same class or type as transferred in the Prohibited Transfer or at the Closing) having a purchase price equal to the aggregate purchase price the Seller would have received in the closing of such Prohibited Transfer if such Preferred Holder had elected to exercise its right of Co-Sale with respect thereto or in the Closing if the proposed transferee had been willing to purchase the Stock of the Preferred Holder. The closing of such sale to the Stockholder will occur within ten (10) days after the date of such Preferred Holder's Put Notice to such Stockholder.

         7.       RESTRICTIVE LEGEND AND STOP-TRANSFER ORDERS.

                  (a) LEGEND. Each Stockholder understands and agrees that the Company will cause the legend set forth below, or a legend substantially equivalent thereto, to be placed upon any certificate(s) or other documents or instruments evidencing ownership of Stock by the Stockholder:


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         THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN
         RIGHTS OF FIRST REFUSAL AND RIGHTS OF CO-SALE AS SET FORTH IN A RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT DATED NOVEMBER 30, 1999, ENTERED INTO BY THE HOLDER OF THESE SHARES, THE COMPANY AND CERTAIN STOCKHOLDERS OF THE COMPANY. A COPY OF SUCH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY. SUCH RIGHTS OF FIRST REFUSAL AND RIGHTS OF CO-SALE ARE BINDING ON CERTAIN TRANSFEREES OF THESE SHARES.

                  (b) STOP TRANSFER INSTRUCTIONS. Each Stockholder agrees, to ensure compliance with the restrictions referred to herein, that the Company may issue appropriate "stop transfer" certificates or instructions and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its records.

                  (c) TRANSFERS. No securities shall be transferred by a Stockholder unless (i) such transfer is made in compliance with all of the terms of this Agreement and in compliance with the terms of applicable federal and state securities laws and (ii) prior to such transfer, the transferee or transferees sign a counterpart to this Agreement pursuant to which it or they agree to be bound by the terms of this Agreement other than Section 4. The Company shall not be required (x) to transfer on its books any shares that shall have been sold or transferred in violation of any of the provisions of this Agreement or (y) to treat as the owner of such shares or to accord the right to vote as such owner or to pay dividends to any transferee to whom such shares shall have been so transferred.

         8.       TERMINATION AND WAIVER.

                  (a) TERMINATION. The Preferred Holders' Right of First Refusal and Right of Co- Sale will terminate upon the earliest to occur of (i) the IPO,
(ii) the date on which this Agreement is terminated by a writing executed by holders of sixty-six and two-thirds percent (66 2/3%) of the shares then held by the Preferred Holders, (iii) the dissolution of the Company, or (iv) the effective date of a consolidation or merger with or into another corporation as a result of which the stockholders of the Company will own less than fifty percent (50%) of the outstanding stock of the surviving corporation. The Company's Right of First Refusal will terminate upon the earliest to occur of
(x) a written election of the Company pursuant to an action by the Board of Directors or (y) the occurrence of any of clauses (i), (iii) or (iv) in the preceding sentence.

                  (b) WAIVER. Any waiver by a party of its rights hereunder will be effective only if evidenced by a written instrument executed by such party or its authorized representative.

         9.       MISCELLANEOUS PROVISIONS.

                  (a) NOTICE. Any notice required or permitted to be given to a party pursuant to the provisions of this Agreement will be in writing and will be effective upon the earliest of (i) the date of delivery by facsimile, (ii) the business day after deposit with a nationally-recognized overnight delivery


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service, including Express Mail, or (iii) five (5) business days after deposit in the United States mail by registered or certified mail, return receipt requested. All notices not delivered personally or by facsimile will be sent with postage and other charges prepaid and properly addressed to the party to be notified at the address set forth on the signature pages hereto or at such other address as such party may designate by ten (10) days advance written notice to the other parties hereto. All notices for delivery outside the United States will be sent by facsimile, or by nationally recognized courier or overnight service. Any notice given hereunder to more than one person will be deemed to have been given, for purposes of counting time periods hereunder, on the date given to the last party required to be given such notice. Notices to the Company will be marked to the attention of the President.

                  (b) BINDING ON SUCCESSORS AND ASSIGNS: INCLUSION WITHIN CERTAIN DEFINITIONS. This Agreement, and the rights and obligations of the parties hereunder, will inure to the benefit of, and be binding upon, their respective successors, assigns, heirs, executors, administrators and legal representatives. Any permitted transferee of a Stockholder who is required to become a party hereto will be considered a "Stockholder" for purposes of this Agreement and any permitted transferee of Stock held by the Seller will be considered a "Seller" for purposes of this Agreement.

                  (c) SEVERABILITY. If any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect, such provision will be enforced to the maximum extent possible and such invalidity, illegality or unenforceability will not affect any other provision of this Agreement, and this Agreement will be construed as if such invalid, illegal or unenforceable provision had (to the extent not enforceable) never been contained herein.

                  (d) AMENDMENT. This Agreement may be amended only by a written instrument executed by the Company, a majority in interest of the Stockholders, and a majority in interest of the Preferred Holders.

                  (e) CONTINUITY OF OTHER RESTRICTIONS. Any Stock not purchased by the Company or any Preferred Holder under their Right of First Refusal hereunder will continue to be subject to all other restrictions imposed upon such Stock by law, including any restrictions imposed under the Company's Restated Certificate of Incorporation or by-laws, or by agreement.

                  (f) GOVERNING LAW. This Agreement will be governed by and construed in accordance with the laws of Delaware, excluding that body of law pertaining to conflict of laws.

                  (g) OBLIGATION OF COMPANY: BINDING NATURE OF EXERCISE. The Company agrees to use its best efforts to enforce the terms of this Agreement, to inform the Preferred Holders of any breach hereof (to the extent the Company has knowledge thereof) and to assist the Preferred Holders in the exercise of its rights and the performance of its obligations hereunder. Any exercise of the Right of First Refusal or Right of Co-Sale will be binding upon the party so exercising, and may not be withdrawn without the written consent of the Company or the Stockholder as to whom it is given.



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                  (h) FURTHER ASSURANCES. Each party hereby agrees to execute and deliver all such further instruments and documents and take all such other actions as the other party may reasonably request in order to carry out the intent and purposes of this Agreement.

                  (i) CONFLICT. In the event of any conflict between the terms of this Agreement and the Company's Restated Certificate of Incorporation, its by-laws, the terms of the Company's Restated Certificate of Incorporation, or its by-laws, as the case may be, will control. In the event of any conflict between the terms of this Agreement and any other agreement to which a Stockholder is a party or by which such Stockholder is bound, the terms of this Agreement will control. In the event of any conflict between the Company's books and records and this Agreement or any notice delivered hereunder, the Company's books and records will control absent fraud or error.

                  (j) COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered will be deemed an original, and all such counterparts together will constitute one and the same instrument.


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         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                  COMPANY:

                                  DEAN & DELUCA, INC.


                                  By: /s/ DANE J. NELLER             ,
                                      -------------------------------
                                  Name: Dane J. Neller
                                  Title: President and Chief Executive Officer


                                  STOCKHOLDERS:


                                      /s/ LESLIE G. RUDD
                                  ----------------------------
                                        Leslie G. Rudd

                                      /s/ DANE J. NELLER
                                  ----------------------------
                                        Dane J. Neller

                                      /s/ GIORGIO G. DELUCA
                                  ----------------------------
                                        Giorgio G. DeLuca

                                      /s/ JOEL B. DEAN
                                  ----------------------------
                                        Joel B. Dean

                                      /s/ PATRICK A. RONEY
                                  ----------------------------
                                        Patrick A. Roney

                                      /s/ MATTHEW P. WOGAN
                                  ----------------------------
                                        Matthew P. Wogan

                                      /s/ DENNIS L. THOMPSON
                                  ----------------------------
                                        Dennis L. Thompson



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                                     /s/ SHARON K. THOMPSON
                                  ----------------------------
                                       Sharon K. Thompson

                                      /s/ WADE S. MCCLURE
                                  ----------------------------
                                        Wade S. McClure

                                      /s/ THOMAS W. SHANNON
                                  ----------------------------
                                        Thomas W. Shannon

                                       /s/ TIMOTHY CUSHMAN
                                  ----------------------------
                                         Timothy Cushman

                                       /s/ RAMEY G. MILLETT
                                  ----------------------------
                                         Ramey G. Millett

                                  Samantha Lauren Rudd Gift Trust by its Trustee


                                  By: /s/ Dane J. Neller
                                     --------------------------------
                                  Name: Dane J. Neller
                                  Title: Trustee


                                  PREFERRED HOLDERS:

                                  HUMMER WINBLAD VENTURE PARTNERS IV,
                                  L.P. by its General Partner

                                  By: /s/ HANK BARRY
                                      -------------------------------
                                      Name: Hank Barry
                                      Title: Managing Member, General Partner



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